1Q23 Earnings Call Presentation

2 Safe Harbor 1Q23 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

3 1Q23 Performance Summary Strong operating results highlight flexible, value-oriented business model Superior TCE rate driven by long-term COAs and cargo-focused strategy resulted in TCE rates exceeding the benchmark average Baltic Panamax and Supramax indices by 48%+ in 1Q23. Amid seasonal softness and extended holiday schedules, delivered consistent operating cash flow generation of $11.6 million during 1Q23 and Adjusted EBITDA of $16.2 million. In April 2023, announced the purchase of the Bulk Prudence, a 61,00 dwt Ultramax vessel for $26.6 million. The purchase takes the total number of owned vessels to 25 effective upon delivery in 2Q23. Announced the strategic acquisition of additional Port and Terminal operations in key U.S markets for $7.2 million. The acquisition represents continued investment in the strategic on-shore services offering, providing for additional margin and customer growth opportunities. Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, to be paid on June 15, 2023 to all shareholders of record as of June 1, 2023. Positive full-year 2023 outlook driven by improving market rates and strong supply fundamentals. Through May 9, 2023, 2,635 days performed at an average of $15,678/day.

4 1Q23 Performance Summary Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions $ 16 $ 31 1Q 23 1Q 22 $ 11.6 $ 32.1 1Q 23 1Q 22 $ 0 .11 $ 0 .35 1Q 23 1Q 22 $ 14 ,372 $ 26 ,4 72 1Q 23 1Q 22

5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 30% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 2Q23 projected TCE rate of $15,678, a 16% premium to the market average through the quarter*. • Our niche, higher- margin trades remain a key area of differentiation * Q2 23 estimated TCE performance based on shipping days performed through May 9, 2023 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23E D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market Average Rate**

6 Recent Vessel Acquisitions Disciplined acquiror of complementary assets MV Bulk Sachuest - Supramax MV Bulk Courageous - Ultramax MV Bulk Promise - Panamax MV Bulk Valor - Supramax MV Bulk Concord - Panamax MV Nordic Nuluujaak – Post Panamax(1) MV Nordic Qinnqua – Post Panamax(1) MV Nordic Sanngijug – Post Panamax(1) MV Nordic Siku – Post Panamax(1) (1) Vessels are owned through a Joint Venture, of which Pangaea owns 50%. 2021 Purchased 7 vessels for $205 million Purchased 3 vessels for $64 million 2022 & 2023 Co m ing J une 20 23 MV Bulk Prudence - Ultramax

7 Return of Capital Program Stable quarterly cash dividend supported by stable profitability Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued $0.11 $0.02 $0.11 $0.30 2019 2020 2021 2022 24 .4% 6 .3% 7.4% 16 .5% 20 19 20 20 20 21 20 22 Ta rg e te d d ivid e nd p o lic y is a im e d towa rd sust a ina b ilit y t h ro ug h the c yc le Divid e nd p ayo ut ha s inc re a se d a m id favo ra b le m a rke t co nd it io ns a nd s t ra te g ic exe c ut io n Im p rove d m a rg ins a nd c a sh co nve rs io n sup p o rt d ivid e nd cove ra g e d e sp ite vo la t ile d ry b ulk m a rke t 9.9x 22.9x 11.2x 10.1x 2019 2020 2021 2022

Balance Sheet Update

Ample liquidity to support ongoing growth of business

Opportunistically invested in owned ship fleet during 2021 amid attractive market dynamics

Repaid over $30 million in debt during 2022 through free cash flow and vessel sales

Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns



Total Net Debt
Total Cash
Net Leverage
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$s in Millions
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
TTM Net Debt/Adj. EBITDA
2.4x
2.7x
2.4x
1.3x
1.3x
$53.1
$46.9
$56.2
$128.4
$129.1
$127.8
$116.4
$255.5
$175.6
$165.0
2019
2020
2021
2022
1Q23

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9 Macro Shipping Outlook Focused on providing comprehensive logistics solutions with targeted dry bulks Near Term Outlook (1H23) Medium Term Outlook (Full-Year 2023) Long-Term Outlook (2023-2025) • Recovery of China economy is expected to be a positive for demand • US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials • Normal seasonality is expected to be amplified by pre-recession demand slowdowns in Europe and North America • Significant decline in vessel manufacturing will constrain ship supply and tighten the overall dry bulk market • Trade disruptions resulting from geopolitical tensions are expected to increase ton mile demand • Current risk to medium-term rate improvement is a more pronounced global recession • Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings • Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers • Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

10 Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Expand capabilities to offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels in support of existing long- term COAs, to maximize returns • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies

11 Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry- bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage

Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Appendix

13 Selected Balance Sheet Data (in thousands) March 31, 2023 December 31, 2022 Current Assets Cash and cash equivalents 129,149,673$ 128,384,606$ Accounts receivable, net 33,439,701 36,755,149 Other current assets 57,173,436 57,371,267 Total current assets 219,762,810 222,511,022 Fixed assets, including finance lease right of use assets, net 504,730,609 520,446,321 Other Non-current Assets 5,734,456 5,284,127 Total assets 730,227,875$ 748,241,470$ Current liabilities Accounts payable, accrued expenses and other current liabilities 40,224,765$ 38,554,131$ Related party debt - - Current portion long-term debt and finance lease liabilities 29,841,026 32,147,605 Other current liabilities 17,058,810 21,510,136 Total current liabilties 87,124,601 92,211,872 Secured long-term debt and finance lease liabilities, net 260,081,269 267,333,678 Other long-term liabilities 19,829,654 19,974,390 Total Pangaea Logistics Solutions Ltd. equity 313,768,238 314,226,062 Non-controlling interests 49,424,113 54,495,468 Total stockholders' equity 363,192,351 368,721,530 Total liabilities and stockholders' equity 730,227,875$ 748,241,470$

14 Selected Income Statement Data (in thousands,may not foot due to rounding) 2023 2022 (unaudited) (unaudited) Revenues: Voyage revenue 107,950$ 176,337$ Charter revenue 5,749 15,426 Total revenue 113,699 191,762 Expenses: Voyage expense 56,815 65,250 Charter hire expense 22,591 77,712 Vessel operating expenses 13,607 13,188 General and administrative 5,692 5,281 Depreciation and amortization 7,327 7,301 Loss on impairment of vessel - 3,008 Loss on sale of vessel 1,172 - Total expenses 107,203 171,741 Income from operations 6,496 20,022 Total other (expense) income, net (3,093) 2,426 Net income 3,403 22,448 Loss (income) attributable to noncontrolling interests 71 (2,280) Net income attributable to Pangaea Logistics Solutions Ltd. 3,474$ 20,168$ Adjusted EBITDA (1) 16,238$ 31,296$ Three months ended March 31,

Reconciliation of Non-GAAP Measures

	For the three months ended	
	3/31/2023 (unaudited)	3/31/2022 (unaudited)
Net Transportation and Service Revenue		
Gross Profit	**$ 13,387,404**	**$ 28,329,468**
Add:		
Vessel Depreciation and amortization	7,299,382	7,283,028
Net transportation and service revenue	**$ 20,686,786**	**$ 35,612,496**
Adjusted EBITDA		
Net Income	**$ 3,402,909**	**$ 22,447,895**
Interest expense	4,250,514	3,371,712
Interest income	(1,049,846)	(539)
(Loss) income attributable to Non-controlling interest recorded as long-term liability interest expense	(144,737)	1,840,333
Depreciation and amortization	7,326,860	7,301,419
EBITDA	**13,785,700**	**34,960,820**
Non-GAAP Adjustments:		
Loss on impairment of vessels	-	3,007,809
Loss on sale of vessels	1,172,196	-
Share-based compensation	856,434	827,806
Unrealized loss (gain) on derivative instruments, net	423,569	(7,500,314)
Adjusted EBITDA	**$ 16,237,899**	**$ 31,296,121**

Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any.

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16 Reconciliation of Non-GAAP Measures 3/31/2023 3/31/2022 (unaudited) (unaudited) Earnings Per Common Share Net income attributable to Pangaea Logistics Solutions Ltd. 3,474,267$ 20,167,965$ Weighted average number of common shares - basic 44,712,290 44,388,960 Weighted average number of common shares - diluted 45,116,719 45,192,983 Earnings per common share - basic 0.08$ 0.45$ Earnings per common share - diluted 0.08$ 0.45$ Adjusted EPS Net income attributable to Pangaea Logistics Solutions Ltd. 3,474,267$ 20,167,965$ Non-GAAP Add: Loss on impairment of vessels - 3,007,809 Loss on sale of vessels 1,172,196 - Unrealized loss (gain) on derivative instruments, net 423,569 (7,500,314) Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. 5,070,032 15,675,460 Weighted average number of common shares - basic 44,712,290 44,388,960 Weighted average number of common shares - diluted 45,116,719 45,192,983 Adjusted EPS - basic 0.11$ 0.35$ Adjusted EPS - diluted 0.11$ 0.35$ For the three months ended